Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, each of the undersigned hereby consent to the joint filing on its behalf of a single Schedule 13G and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of the shares of common stock of Bravo Brio Restaurant Group, Inc. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others. The undersigned hereby further agree that this Joint Filing Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: July 26, 2016

TAC CAPITAL LLC

By:	/s/ James L. Wolfe
Name: James L. Wolfe
Title: Vice President

TAC FINANCIAL CORPORATION

By:	/s/ James L. Wolfe
Name: James L. Wolfe
Title: Vice President

THE ADAM CORPORATION/GROUP

By:	/s/ James L. Wolfe
Name: James L. Wolfe
Title: President

DONALD A. ADAM

/s/ Donald A. Adam